SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrants [X]
Filed by a Party other than the Registrants [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                 ----------------------------------------------
         (Name of Registrants as Specified in Their Respective Charters)

     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

[Timeline distributed to Employee Owners in Conjunction with Steve Smith Presentation.]

                                   Proxy 2001
                                Target Timeline

Early May

You will receive a combined proxy statement relating

to both the Journal Communications, Inc. annual

meeting to elect directors and the Journal

Employees' Stock Trust meeting to vote on the

proposed amendments to JESTA.


May 31st

Deadline for you to mail your completed ballot.


June 5th

Joint meeting of Stockholders of Journal

Communications, Inc. and Unitholders of the Journal

Employees' Stock Trust.


Mid-June

Voting results of this year's proxy process will be

mailed to your home.



Please Note: This Timeline is Subject to Change
The regulatory review process relating to the proxy statement could force us to change the timing of events on this timeline or prevent us from sending a combined proxy statement or holding a joint meeting.

--------------------------------------------------------------------------------
On April 4, 2001, Journal Communications, Inc. and the Journal Employees' Stock Trust filed with the SEC a preliminary proxy statement in connection with the annual meeting of stockholders to elect directors and the meeting of unitholders relating to JESTA amendments. We will prepare and file with the SEC a definitive proxy statement in connection with those meetings. We urge you to read the definitive proxy statement, which we will mail to unitholders with their proxy ballot, and any other proxy materials when they become available because they will contain important information. You may obtain a free copy of the proxy statement and other proxy materials (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Paul E. Kritzer, the Secretary of Journal Communications, at our headquarters or by emailing him at pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to these meetings is available in the Soliciting Materials on Schedule 14A that we filed with the SEC on April 6, 2001, which you can obtain free of charge at the SEC's Internet Web site at www.sec.gov.
--------------------------------------------------------------------------------

[Script of Presentation to Employee Owners
Proxy 2001 and JESTA Amendments
April/May 2001
Steve Smith]



Thank you for taking the time to come to this meeting.


I'm here today because we've got some important issues coming up this spring involving the document that governs our Stock Plan. Obviously, that is important to all of us. So I wanted this opportunity to talk with you about it.


As a Journal Communications unitholder, every year in May you receive a proxy ballot that invites you to vote for the board of directors of Journal Communications. This year you will be


                                                           Employee Meetings-p.1


invited to participate in other important decisions, hopefully on that same ballot.


We will be seeking your support and affirmative votes - votes "for" some amendments to our Journal Employees' Stock Trust Agreement. I will talk about each of the proposed amendments, but first let's talk a little about the Journal Employees' Stock Trust Agreement, or, as we call it, JESTA.


The Stock Trust was founded in 1937. We have the oldest employee-ownership program in the country. It is special. It is unique. And it does great things for us, including the following:


                                                           Employee Meetings-p.2


         o It allows you and me and other employee-owners to indirectly own a part of our company through the Stock Trust. We can share in the company's growth and success as reflected in the option price of your units;

         o It gives all employees who hold trust units an incentive to do outstanding work. By doing outstanding work, you can help increase the option price of units you hold;

         o It gives active employees a voice in the management of their company through the right to vote units in the election of the board of directors;


                                                           Employee Meetings-p.3


         o It gives active employees a voice in significant actions involving their company through the right to vote units on amendments to the Trust Agreement and on other matters;

         o It encourages employee retention by giving extended unit sell-back rights to unitholders who remain with a Journal Communications company until retirement;

         o It promotes stability and continuity in the way Journal Communications is managed. That's because employees control that management. Management is not controlled by anonymous outside investors whose interests and investment timeframes may be contrary to those of employee-owners;


                                                           Employee Meetings-p.4


         o It gives employees an ownership opportunity that is unlike most other common stock investments. That's because our employee-ownership allows the company to focus on the longer term growth of the company, rather than just focusing on short term investment results.


                  Many publicly traded companies are forced to react to financial results for the quarter, or the month, or even each day. But here, we can take the long-term view. We want to be a high performance company. We do attempt to provide a strong return on our unitholders' investment, yet we clearly do take a longer-term view in many situations.


                                                           Employee Meetings-p.5


         o And the Stock Trust gives employees an ownership opportunity that is unlike most other common stock investments because it is not based on the whims of stock market forces. Instead, our price is solely dependent on a formula based upon Journal Communications book value and earnings.


                  The stock market has been in turmoil for the last year, and many of our Investment Savings Plan accounts have taken quite a hit. But our Stock Plan has continued to provide stable, steady growth.


                                                           Employee Meetings-p.6


The Stock Trust has served Journal Communications and several generations of employees very well over the years. Accordingly, the stock trustees have been very cautious in proposing amendments to the Trust Agreement. But, since it was written in 1937, some things have changed.


So we have an opportunity this year to update, strengthen and improve the Trust Agreement. This remarkable document has served us well for 64 years. Occasionally it does need updating, and this is one of those times. The updating will reflect current, modern operating practices. The stock trustees have proposed a few limited amendments to the Trust Agreement.


                                                           Employee Meetings-p.7


Here are the amendments that the JESTA trustees have proposed:

                  One amendment will clarify the definition of "Retirement" under the Trust Agreement,


                  Another amendment will specifically allow a sell-back period of up to five years for unitholders who cease to be employees of a Journal Communications company because of a downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar action, as determined by the trustees,


                                                           Employee Meetings-p.8


                  In a third proposal, we are recommending an amendment to confirm that units of beneficial interest that Journal Communications purchases and resells continue to be restricted as to their transfer, and


                  The final amendment recommended by the Trustees is to grant the trustees the discretion to exclude large and unusual income or expenses from the earnings component of the calculation of the option price.


It is important to emphasize that approval of all of these amendments will not affect the Stock Trust's nor Journal Communications' operating expenses or cash flows. These amendments simply clarify the Trust Agreement in a manner


                                                           Employee Meetings-p.9


consistent with the current practice of Journal Communications and the Stock Trustees.


Let's discuss each of the four amendments.


The trust agreement is intended to ensure that active current employees of Journal Communications, the people working in our companies, have a continuing ability to acquire units. One way to do that is by requiring that former employees offer their units for sale upon termination of their employment. If an employee terminates, the units are offered for sale, any loan is paid off with the proceeds and the employee can receive a check for the remaining amount.


                                                          Employee Meetings-p.10


When you retire from a Journal Communications company, you may either offer to sell all your units, or any part of your holdings, immediately, or you may extend the sale over a period of up to 10 years. Once you retire, you may no longer buy additional units.


Retirees must offer to sell at least 10% of their units each year over the 10-year period following retirement. That gives the retiree 10 more years of potential dividends and potential growth in the option price. It also delays payment of capital gain taxes.


                                                          Employee Meetings-p.11


So there are some definite advantages to the 10-year sell-back...advantages that are designed to be a reward for employees who have had long tenure with the company.


There has been some controversy, including some lawsuits, concerning the definition of retirement. To avoid confusion and the disruptive effect of litigation in the future, the JESTA trustees believe it is appropriate to clarify the meaning of retirement under the trust agreement so that it is precise and consistent with the Trustees' long standing practice.


The definition is fairly simple: In essence, it is necessary to meet the eligibility requirements for normal retirement, early retirement or disability retirement that are set forth in the Journal


                                                          Employee Meetings-p.12


Communications pension plan. The amendment uses the age and tenure requirements of the Journal Communications' Pension Plan for the definition of retirement under the stock plan. The proposal should eliminate any future disputes.


Secondly, the stock trustees propose that the Trust Agreement be amended to expressly allow a unitholder who (1) is not eligible for a Ten-Year sell-back Option and (2) is terminated because of a downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar event be allowed to offer to sell his or her units to Journal Communications over a period of up to five years, depending on the number of years that he or she owned units. The stock trustees would determine in each instance


                                                          Employee Meetings-p.13


whether the sell-back right should be made available. This codifies a current practice.


The stock trustees believe this amendment is appropriate because:

         o We believe it is undesirable for large numbers of units to simultaneously be offered for sale. Sharp increases in the supply of units may adversely affect remaining unitholders and Journal Communications.


This amendment benefits employees who in the future might lose their jobs, under circumstances outside their control, and be required to offer to sell units.


                                                          Employee Meetings-p.14


As I have said, the five-year sell-back provision has been utilized by the JESTA Trustees since 1995, when it was proposed by the Unitholders Council. This amendment simply formalizes that practice in the trust agreement.


Then there is the transfer amendment. Our units cannot be traded on the open market. A unitholder cannot go out and sell units on the street, or to a friend or family member. Generally speaking, a unit only can be sold to another employee through the company or to the company.


This amendment is advisable because we are no longer matching individual sellers and buyers of units in the rigid manner that JESTA describes.


                                                          Employee Meetings-p.15


When we matched sellers and buyers of units, the transaction time could take six weeks.


It's hard to believe it took six weeks to complete a transaction, and that we required the buyer to pay interest to the seller because of that six weeks of processing time, but that's what we did.


Since 1996, the procedure under which employees have bought and sold units has essentially been that Journal Communications has chosen to purchase units under the Trust Agreement and then resell them to active employees. Using the corporate treasury to buy and sell units has cut the transaction time from six weeks to three days.


                                                          Employee Meetings-p.16


We should approve this amendment to make it absolutely clear that all units bought and sold through the company treasury still have all of the restrictions on their transferability that are stated in JESTA. Then, this much improved process does not open the door to any outside transfer of units.


Finally, at least since the late '70s the trustees have excluded the impact of non-recurring large and unusual items on Journal Communications net income. These exclusions have been applied to the earnings component of the option price calculation but not the book value component.


                                                          Employee Meetings-p.17


The implication of the Trust Agreement's option price formula is that the option price should be shielded to some extent from the effects of unique circumstances that may cause sharp increases or decreases in the unit price.


Consistent with this intention, the trustees of the Stock Trust have acted to exclude the effect of large and unusual expenses or income from the earnings component of the option price calculation on several occasions.


Here is an example:

In 1998, we made a difficult decision to close IPC's northern California operation because we could not envision the


                                                          Employee Meetings-p.18


operation's return to profitability. One-time costs of $4.7 million dollars related to closing down that operation were excluded from the impact on net income of Journal Communications for purposes of the earnings component of the option price calculation. If we had not done so, the option price for 1998 obviously would have been lower.


Both last year and this year, we have recorded reserves for litigation as a result of several lawsuits. That cost also has been excluded.


The Stock Trustees developed these amendments, strongly recommend them and are asking you to approve them. The Stock Trustees took this proposal to the Journal Communications Board of Directors, which unanimously endorsed the amendments.


                                                          Employee Meetings-p.19


Voting your units is very important. Here's why. You don't get just one vote. You get one vote for each unit you own. To approve these amendments, we need a vote "for" each proposal from two-thirds of the units owned by active employees. In effect, a vote to abstain, or a failure to vote, counts the same as a "no" vote.


We currently plan to mail the proxy statement and ballot to the homes of active unitholders in early May.


Because of the amendment proposals, the proxy ballot will be quite different this year than in the previous years, when you were only voting for Directors.


                                                          Employee Meetings-p.20


This is what it will look like.


The top portion - which you cannot see here - basically says that, by executing the proxy ballot, you are appointing Doug and me to act on your behalf at the Joint meeting of Journal Communications and the Unitholders of JESTA. The meeting is scheduled for June 5, 2001.


Your proxy ballot instructs us as to how you want us to vote on your behalf.


The bolded statement on the top part of the ballot - not shown here - explains that if you simply sign, date and return this proxy, you will be instructing us to vote FOR the directors as


                                                          Employee Meetings-p.21


they are listed and you will be instructing us to vote FOR the amendments as they have been proposed and recommended by the trustees.


The bold print also makes a very important point. When you go into the polling booth for a local, state or federal election and decide not to vote in a particular race...as you know...the effect is essentially nothing. There is no vote cast, period. If you decide not to go to the polls on Election Day...the same thing happens...nothing. There is no vote cast. THAT'S NOT THE CASE WITH THIS PROXY.


If you don't complete, sign and return this proxy, the effect will be that all of your units will be counted as voting against the proposed amendments. And if you check the "Abstain" box after


                                                          Employee Meetings-p.22


any of the proposals...that's not a neutral thing. A vote to abstain has the effect of a vote against the proposal.


Of course you have choices as to how you can vote.


First, you have the opportunity to vote for the Board of Directors of Journal Communications, including eight unitholders council nominees. Of course, it is our hope and recommendation that you vote "FOR" the entire slate of directors.


Then you have the opportunity to vote "FOR" each of the amendments we've been talking about here today.


It's critically important that you sign your proxy ballot, just as your name will appear right next to the box.


                                                          Employee Meetings-p.23


You'll receive a self addressed stamped envelop with which to return this lower portion of the proxy ballot. Don't be confused by the name FIRSTAR on the envelope.


Their Corporate Trust Services Department handles what is called the Proxy Agent Services for major corporations throughout the country. They will assist us in distributing, collecting and tabulating all the proxy ballots for this Proxy process.


Although we are asking that all the proxy ballots be returned by May 31st, we encourage you to complete, sign and return your proxy ballot as soon as you receive it, so that you don't forget to exercise this important right as an employee-owner.


                                                          Employee Meetings-p.24


I hope that you all will help encourage your fellow unitholders to watch for their voting packet and vote "for" the proposals to modernize the living document, JESTA, that governs our Stock Plan by voting "for" each amendment.

I'm here today to ask for your support.

--------------------------------------------------------------------------------
On April 4, 2001, Journal Communications, Inc. and the Journal Employees' Stock Trust filed with the SEC a preliminary proxy statement in connection with the annual meeting of stockholders to elect directors and the meeting of unitholders relating to JESTA amendments. We will prepare and file with the SEC a definitive proxy statement in connection with those meetings. We urge you to read the definitive proxy statement, which we will mail to unitholders with their proxy ballot, and any other proxy materials when they become available because they will contain important information. You may obtain a free copy of the proxy statement and other proxy materials (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Paul E. Kritzer, the Secretary of Journal Communications, at our headquarters or by emailing him at pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to these meetings is available in the Soliciting Materials on Schedule 14A that we filed with the SEC on April 6, 2001, which you can obtain free of charge at the SEC's Internet Web site at www.sec.gov.
--------------------------------------------------------------------------------

                                                          Employee Meetings-p.25

[Slides for Presentation to Employee Owners
Proxy 2001 and JESTA Amendments
April/May 2001
Steve Smith]

                                   Proxy 2001
                                Your Vote Matters

Proposed Amendments

o   Clarify the definition of "retirement."

o Specifically allow a sell-back period of up to 5 years for unitholders who cease to be employees because of downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar action, as determined by the trustees.

Proposed Amendments

o Confirm that units that Journal Communications purchases and resells continue to be restricted as to their transfer.

o Exclude large and unusual income or expenses from the earnings component of the calculation of the option price.

Retirement Definition Amendment

o When you retire from Journal Communications, you may offer to sell all your units, or any part of your holdings, immediately, or you may extend the sale over 10 years.

o Retirees must offer to sell each year a minimum of one-tenth of the units owned at the time of retirement.

Retirement Definition Amendment (cont.)

o This gives the retiree 10 more years of potential dividends and potential growth in the option price. It also delays payment of capital gain taxes.

o These are advantages that are designed to be a reward for employee-owners who have had a long tenure with the company.

Retirement Definition Amendment (cont.)

o A vote FOR this amendment will help to avoid confusion and the disruptive effect of litigation in the future.

Retirement Definition Amendment (cont.)

o The definition is simple: It is generally necessary to meet the eligibility requirements for normal retirement, early retirement or disability retirement that are set forth in the Journal Communications pension plan.

Sell-Back Amendment

o Allow a unitholder who is terminated because of downsizing, restructuring, reorganization, job elimination, divestiture, outsourcing or similar event be allowed to offer to sell his or her units to Journal Communications over a period of up to 5 years depending on the number of years he or she has owned units.

Sell-Back Amendment (cont.)

o We believe it is undesirable for large amounts of units to simultaneously be offered for sale.

o Sharp increases in the supply of units may adversely affect unitholders and Journal Communications.

o A vote FOR this amendment simply formalizes a practice that has been in place since 1995.

Transfer Amendment

o   Our units cannot be traded on the open market.

o A unit can only be sold to another employee through the company or sold to the company.

o   When we matched sellers and buyers of units it could take six weeks.

Transfer Amendment (cont.)

o Since 1996, employees have bought and sold units through the corporate treasury.

o   This has cut transaction time from 6 weeks to 3 days.

Transfer Amendment (cont.)

o The amendment makes it clear that all units bought and sold through the treasury have all the restrictions on their transferability as stated in JESTA.

o A vote FOR this amendment helps ensure that units are sold according to the original intent of the trust and effectively ratifies the streamlined process for buying and selling units.

Large and Unusual
Adjustments-Option Price Amendment

o At least since the late 70's we've excluded the impact of non-recurring large and unusual items on Journal Communications net income.

o Exclusions have been applied to the earnings component of the option price calculation but not the book value component.

Large and Unusual
Adjustments-Option Price Amendment (cont.)

o The option price should be shielded to some extent from the effects of unique circumstances that may cause sharp increases and decreases in the unit price.

o A vote FOR this amendment codifies a practice that has helped to provide stability to the option price.

The Proxy Ballot

o By executing the proxy ballot, you are appointing us to act on your behalf at the Joint meeting of Journal Communications and the Unitholders of JESTA.

o   The meeting is scheduled for June 5.

o   The proxy ballot instructs us as to how you want us to vote on your behalf.

The Proxy Ballot (cont.)

o The top part of the ballot explains that if you simply sign, date and return this proxy, you will be instructing us to vote FOR the directors and FOR the amendments.

The Proxy Ballot (cont.)

o If you do not complete, sign and return this proxy, the effect will be that all of your units will be counted as voting AGAINST the proposed amendments.

The Proxy Ballot (cont.)

o If you check the "ABSTAIN" box after any of the proposals, it has the effect of a vote against the proposal.

                                                       Sample Proxy Ballot


                                   Preliminary Copy "Subject to Completion" Dated April 17, 2001

                       The Board of Directors and the Trustees recommend a vote FOR each of the Proposals.


1. ELECTION OF DIRECTORS: Todd K. Adams, Paul M. Bonaluto, James J. Ditter, Robert M. Dye,         [X]FOR all nominees [ ]WITHHOLD
                          James L. Forbes, Carl D. Gardner, Richard J. Gasper, Stephen O. Huhta,   listed to the left  AUTHORITY to
                          Mark J. Keefe, Douglas G. Kiel, Kenneth I. Kozminski, Paul E. Kritzer,   (except as          vote for all
                          Ronald G. Kurtis, David G. Meissner, Ulice Payne, Jr., Roger D. Pierce,  specified below)    nominees
                          James P. Prather, Steven J. Smith, Keith K. Spore, Karen O. Trickle,                         listed to
                          (add 8 Unitholder Council nominees)                                                          the left

                                                                                ---------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) in the box provided to the right.)------->
                                                                                ---------------------------------------------------

2. PROPOSAL TO APPROVE THE RETIREMENT DEFINITION AMENDMENT                  [X] FOR         [ ] AGAINST        [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE SELL-BACK AMENDMENT                              [X] FOR         [ ] AGAINST        [ ] ABSTAIN

4. PROPOSAL TO APPROVE THE TRANSFER AMENDMENT                               [X] FOR         [ ] AGAINST        [ ] ABSTAIN

5. PROPOSAL TO APPROVE THE LARGE AND UNUSUAL                                [X] FOR         [ ] AGAINST        [ ] ABSTAIN
   ADJUSTMENTS-OPTION PRICE AMENDMENT


-----------------------------------------------------------                     DATE       May 21, 2001
                                                                                     ----------------------
                                                                               ----------------------------------------------------
          (Your name and                                                             /s/ Harry J. Grant
          address will be here)                                                ----------------------------------------------------
                                                                                     PLEASE SIGN YOUR NAME IN THE BOX
                                                                                     EXACTLY AS IT APPEARS TO THE LEFT
-----------------------------------------------------------


"--The future of this institution>> depends on how well each of us accepts the duties of ownership."

                                            --Harry Grant


--------------------------------------------------------------------------------
On April 4, 2001, Journal Communications, Inc. and the Journal Employees' Stock Trust filed with the SEC a preliminary proxy statement in connection with the annual meeting of stockholders to elect directors and the meeting of unitholders relating to JESTA amendments. We will prepare and file with the SEC a definitive proxy statement in connection with those meetings. We urge you to read the definitive proxy statement, which we will mail to unitholders with their proxy ballot, and any other proxy materials when they become available because they will contain important information. You may obtain a free copy of the proxy statement and other proxy materials (when available) at the SEC's Internet Web site at www.sec.gov or by sending a written request to Paul E. Kritzer, the Secretary of Journal Communications, at our headquarters or by emailing him at pkritzer@jc.com. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to these meetings is available in the Soliciting Materials on Schedule 14A that we filed with the SEC on April 6, 2001, which you can obtain free of charge at the SEC's Internet Web site at www.sec.gov.
--------------------------------------------------------------------------------